EXHIBIT 10.1

                             CONTRACT OF EMPLOYMENT

      This Contract of Employment, duly made and entered into effective as of the 23rd day of August, 1999 (the "Effective Date") in Evansville, Indiana, by and between National City Bancshares, Inc., herein referred to as "NCBE", and Michael T. Vea, herein referred to as "VEA."

                                WITNESSETH THAT:

      WHEREAS, VEA seeks to be employed as the Chief Executive Officer of NCBE; and,

      WHEREAS, NCBE seeks to employ VEA as its Chief Executive Officer; and,

      WHEREAS, NCBE and VEA believe that it would be mutually beneficial if VEA is a Director and serves as Chairman of the Board of Directors of NCBE; and,

      Whereas, NCBE and VEA have agreed upon the terms of a Contract of Employment governing the terms and conditions of VEA's employment by NCBE,

      NOW,THEREFORE, for and in consideration of the mutual promises, covenants and agreements contained in this Contract of Employment and agreed to be kept and performed by VEA and NCBE, they mutually agree and understand as follows:

      1. EMPLOYMENT AND BOARD OF DIRECTORS POSITION[S]. NCBE hereby employs VEA as Chief Executive Officer of NCBE and VEA hereby accepts such employment upon the terms and conditions set forth in this Contract of Employment. VEA shall commence his service as Chief Executive Officer on September 7, 1999 (the "Commencement Date"). NCBE and VEA agree that VEA will be elected or appointed to and serve as a Director of the NCBE Board of Directors and will be further elected to and serve as Chairman of the NCBE Board of Directors as soon as reasonably possible after the execution of this Agreement, but in any event not later than the Commencement Date. NCBE and VEA further agree that such appointment or election and continued service as a Director and/or Chairman of the NCBE Board of Directors are subject to the terms and conditions of the By-laws of NCBE and this Contract of Employment; NCBE and VEA agree that termination of this Contract of Employment as provided in Paragraph 12 will operate as a resignation by VEA from the position of Director and/or Chairman of the Board of NCBE.

      2. TERM. Subject to the provisions of Paragraph 12, the initial term of this Contract of Employment shall begin on the Effective Date and shall terminate on the third anniversary of the Commencement Date (the "Initial Term"). This Contract of Employment shall automatically renew for successive one
(1) year terms (each such one year period is called a "Renewal Term"; the Initial Term and the Renewal Terms are sometimes collectively referred to as the "term of this Contract of Employment") unless terminated as provided in Paragraph 12 or unless either NCBE or VEA gives to the other written notice of intent to cancel this Contract of Employment at least sixty (60) calendar days before the expiration of the Initial Term or the expiration of the then current Renewal Term. For the purposes of this Contract of Employment, a "year" means
(i) the period that begins on the Effective Date and ends at midnight on the day before the first anniversary of the Commencement Date (the "first year" of the term of this Contract of Employment), and, thereafter, (ii) the period that begins on the first and each succeeding anniversary of the Commencement Date and ends at midnight on the day before the next anniversary of the Commencement Date.


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      3.   CASH COMPENSATION. VEA's cash compensation for all services rendered to NCBE shall consist of a base salary and a performance bonus of up to one hundred percent (100%) of base salary, which will be determined and payable at the time or times and in the amounts as follows:

      (a) BASE SALARY. NCBE shall pay VEA a base salary of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), less all applicable deductions for federal, state, FICA, Medicare and local taxes and any other allowable deductions authorized in writing by VEA, for each year of the term of this Contract of Employment in equal installments based on the regular payroll cycle and on the payroll payment dates of NCBE. During the 60 day period preceding the anniversary of each year during the term of this Contract of Employment, the Compensation Committee of the Board of Directors of NCBE shall conduct a review of VEA's performance, using the factors described in Paragraph 3(b), to determine the base salary that will apply for the immediately succeeding year. However, VEA's base salary for any year during the term of this Contract of Employment will not be reduced below $350,000, except for across-the-board salary reductions similarly affecting all employees of NCBE whose job positions and responsibilities are substantially the same as the Executive.

      (b) PERFORMANCE BONUS. NCBE and VEA agree to enter into good faith negotiations to negotiate the criteria, manner of calculation, and payment terms of a performance bonus plan pursuant to which VEA shall receive a monetary bonus as additional compensation based on the following or additional factors:

           1.   Return on NCBE assets;

           2.   Return on equity;

           3.   Credit quality of loans; and

           4.   An increase in earnings per share of NCBE common stock.

If no agreement is reached within a period of ninety [90] days after the commencement of VEA's employment hereunder, or sooner if NCBE and VEA agree, but in any event within an expedited time after the end of the ninety [90] day period provided in this Paragraph; NCBE and VEA may mutually select an individual or firm qualified by experience and/or education to determine the criteria, manner of calculation and payment terms of the Performance Bonus based on the factors set out in this Contract of Employment and based on the prevailing practice on performance bonuses in the banking industry for an executive performing the duties and with the business responsibilities of VEA. If an individual or firm is not selected by mutual agreement, NCBE and VEA will, within ten [10] working days after failure to select such individual, submit this Performance Bonus issue to an arbitrator subject to the Resolution of Employment Disputes rules and regulations of the American Arbitration Association to determine applying the above noted factors and prevailing practice the criteria, manner of calculation and payment terms of the Performance Bonus. NCBE will pay the cost of either a mutually selected individual or firm or an arbitrator. The decision of the arbitrator will be given within thirty [30] days after presentation and will be final and binding on NCBE and VEA.


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

      4. CASH, STOCK AND STOCK OPTION AMOUNTS. As additional incentive to VEA, NCBE agrees to provide him with the following:

      (a) CASH AMOUNTS. NCBE shall pay VEA cash, less all applicable deductions for federal, state, FICA, Medicare and local taxes, the following amounts at the stated times: (i) Forty Thousand Dollars ($40,000.00) on the Commencement Date; (ii) Twelve Thousand Dollars ($12,000.00) per month for eight [8] months starting on October 1, 1999 through and including May 1, 2000; and (iii) Fourteen Thousand Dollars ($14,000.00) on June 1, 2000. Provided, however, if NCBE terminates VEA's employment under the provisions of Section 12(a) or if VEA terminates his employment under the provisions of Section 12(g), then any of the foregoing payments which are not due and payable as of the date of termination of employment shall be forfeited.

      (b) NCBE STOCK. On the Commencement Date, NCBE will issue to VEA Eight Thousand Seven Hundred Fifty (8,750) shares of NCBE common stock.

      (c) NCBE STOCK OPTIONS. NCBE agrees to issue VEA a non-qualified stock option for Thirty Thousand (30,000) shares of NCBE common stock with the exercise price equal to the last sale price of the NCBE common stock on the Commencement Date. Subject to the provisions of Paragraph 13, this option will vest and become may be exercised as follows: (i) one half [1/2] of the shares of NCBE common stock subject to the option become exercisable on the last day of the first year of the term of this Contract of Employment, and (ii) the remaining one half [1/2] of the shares of NCBE common stock subject to the option on the last day of the second year of the term of this Contract of Employment. This option shall not be issued subject to, and is not under the terms of and is not controlled by, the terms of "THE 1999 STOCK OPTION AND INCENTIVE PLAN" of NCBE.

      5. ADDITIONAL STOCK OPTIONS. NCBE shall issue VEA a non-qualified stock option for an additional 75,000 shares of common stock of NCBE on the Commencement Date. One third [1/3] of the shares of NCBE common stock subject to this option will vest and become exercisable on September 6, 2000; an additional one third [1/3] of the shares of NCBE common stock subject to this option will vest and become exercisable on September 6, 2001; the final one third [1/3] of the shares of NCBE common stock subject to this option will vest and become exercisable on September 6, 2002. The exercise price of each share subject to this option is equal to the last sale price of the NCBE common stock on the Commencement Date. This stock option will be issued subject to, under the terms of and be controlled by the terms of "THE 1999 STOCK OPTION AND INCENTIVE PLAN" of NCBE, but not as Incentive Stock Options thereunder. The stock option agreement issued under the terms of "THE 1999 STOCK OPTION AND INCENTIVE PLAN" of NCBE shall contain terms that are consistent with, and shall not expand VEA's obligations beyond those set forth in, the terms of this Contract of Employment.

      6. ADDITIONAL PROVISIONS REGARDING NCBE COMMON STOCK. VEA acknowledges that the NCBE common stock to be issued to him under Paragraph 4(b) and 4(c) (the "Unregistered Shares") will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance upon the exemption from registration set forth in
Section 4(2) of the Act and Regulation D promulgated under the Act. VEA is aware the Unregistered Shares cannot be resold in the public market unless an exemption from registration is available. VEA is also aware that the provisions of Rule 144 promulgated under the Act will permit the resale of the Unregistered Shares in the public market subject to certain conditions after such shares have been held for at least one year. In the event that this Contract of Employment is terminated prior to the time that VEA is able to sell the Unregistered Shares pursuant to Rule 144 and upon written request from VEA of his intention to sell the Unregistered Shares, NCBE agrees to prepare and file with the Securities and Exchange Commission as soon as possible and in any event within thirty (30) days, a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Unregistered Shares. NCBE agrees to use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as possible after filing and to keep the Registration Statement continuously effective until all of the Unregistered Shares have been sold. NCBE shall pay all costs incurred in connection with the Registration Statement other than the fees of VEA's counsel, if any, and any underwriting discounts or brokerage commissions incurred in connection with the sale of the Unregistered Shares. NCBE and VEA agree to execute indemnification agreements, custody agreements and other customary documents required in connection with the registration and resale of the Unregistered Shares.


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      7.   DUTIES. VEA is engaged and employed as the Chief Executive Officer of
NCBE and shall be responsible for the day to day management of the business of NCBE in consultation with the Board of Directors of NCBE. Precise services or duties of VEA may be detailed, extended or curtailed, from time to time, at the direction of the Board of Directors of NCBE. VEA agrees to perform his services honestly and conscientiously and to conduct himself in a personal and business manner which will enhance the reputation, goodwill, and business of NCBE and further agrees to not conduct himself in a personal or business manner which will reflect or operate adversely on the reputation and goodwill of NCBE or any of its subsidiaries.

      8. EXTENT OF SERVICES. VEA shall devote his entire business day, attention, and energies to the business of NCBE and shall not, during the term of this Contract of Employment, be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage without the prior written consent of the Board of Directors of NCBE; provided, however, that nothing herein contained shall be construed as preventing VEA from investing his assets in such form or manner as will not require any services on the part of VEA in the operation of the affairs of the companies or business entities in which such investments are made so long as (i) such investments are not in companies with businesses similar to the type of business conducted by NCBE unless such companies are publicly traded companies or (ii) NCBE has given written consent to such investments, which will not be unreasonably withheld after VEA has made full disclosure to NCBE of the nature of such investments and demonstrated that he will not be involved in the operation of the affairs of the companies in which such investments are made or that if involved, his involvement in the operation of the affairs of the companies in which such investments are made will not adversely affect his ability to perform his obligations under this Contract of Employment.

      9. CONFIDENTIALITY. VEA acknowledges and agrees that VEA has and will have access to certain information with respect to NCBE and its customers and the subsidiaries of NCBE and their customers as Chairman of the Board and Chief Executive Officer of NCBE which is of actual and potential economic value to NCBE and its subsidiaries, successors and assigns, because it is information neither generally known to any company other than NCBE or its subsidiaries, nor is such information readily ascertainable by proper means by anyone or any company other than NCBE or its subsidiaries. This information of NCBE and its subsidiaries includes, but is not limited to, marketing and operational plans, strategic plans, computer systems and processes, prospective and present customers and lists, customer files, customer credit information and credit decisions on customer applications, all collectively referred to as "Confidential Information." VEA recognizes that disclosing Confidential Information would give an economic value to others to the serious detriment of NCBE and its subsidiaries, its successors and assigns, and VEA further acknowledges that he could not have obtained or would not have had the opportunity to obtain the Confidential Information except as Chairman of the Board and Chief Executive Officer.

      10.  FRINGE BENEFITS. NCBE shall provide the following fringe benefits to
VEA:

      (a) EXPENSES. VEA is authorized to incur reasonable expenses for promoting the business of NCBE, including expenses for entertainment, travel, and similar items and NCBE will issue to VEA a credit card or cards for all such expenses.

      (b) AUTOMOBILE. As it is necessary for VEA to have an automobile for necessary and reasonable business-related travel and entertainment, NCBE will purchase or lease an automobile for his use.


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      (c)  RELOCATION, MOVING AND INTERIM EXPENSES. NCBE will reimburse VEA for the reasonable cost of his expenses in moving his household to Evansville, Indiana, and the realtor fee applicable to the sale of his present residence. NCBE will reimburse VEA for the closing costs of the purchase of his new residence in Evansville, Indiana. NCBE will reimburse VEA for the reasonable cost of living and travel expenses during the period of time his family is not located in Evansville, IN. If the fringe benefits described in this subparagraph (c) create taxable income to VEA, the fringe benefits will be appropriately increased monetarily to accommodate federal, state and local income taxes and FICA and Medicare taxes.

      (d) NCBE FRINGE BENEFITS. VEA will receive all other fringe benefits provided by NCBE to its other full time employees.

      (e) EVANSVILLE COUNTRY CLUB. NCBE will apply and pay the initiation fee, assessments and the monthly fee for the Full Company Resident Golf Membership at the Evansville Country Club with VEA designated as the member.

      (f) ADDITIONAL COMPENSATION TO DEFRAY COSTS. NCBE will pay additional compensation to VEA in an amount necessary to enable VEA to pay all taxes to which VEA may become subject as a result of (i) the receipt of fringe benefits described in Paragraph 10(c) and (ii) the additional compensation amounts described in clause (i). These payments shall be made at least ten days prior to the earliest date such taxes (or estimated tax payments attributable to such taxes) are due.

      11. DISABILITY. If during the term of this Contract of Employment, VEA is unable to perform the duties otherwise required of him by this Contract of Employment because of a disability, NCBE shall continue to pay VEA's base salary then in effect and continue to provide the fringe benefits described in and under the terms of Paragraph 10 for up to 270 days from the date of the occurrence or commencement of the injury or illness giving rise to the disability. For this purpose, the term, "disability" has the meaning ascribed to it in Paragraph 12.

      12. TERMINATION. Notwithstanding anything contained hereunto to the contrary, this Contract of Employment and VEA's employment shall terminate upon the occurrence of any of the following events:

      (a) TERMINATION BY NCBE FOR CAUSE. NCBE may at any time, upon the giving of written notice, immediately terminate this Contract of Employment and VEA's employment for Cause. For the purposes of this Contract of Employment, "Cause" means (i) a material breach by VEA of the terms of this Contract of Employment which VEA does not remedy within a reasonable period of time after receiving notice of the breach, (ii) the commission by VEA any act which the Board of Directors determines is, in accordance with the terms of NCBE's published personnel policies, contrary to the best interests of NCBE and otherwise grounds for termination of employment, and (iii) insubordination, embezzlement, dishonesty, fraud, conviction of a felony and behavior outside the acceptable norms of business and personal conduct expected of the Chairman of the Board and Chief Executive Officer of NCBE. Notwithstanding the foregoing, VEA shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of NCBE's Board of Directors at a meeting called and held for the purpose (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, VEA was guilty of conduct enumerated above as constituting "Cause" and specifying the particulars thereof in detail.

      (b) MUTUAL AGREEMENT. This Contract of Employment may be terminated at any time by the mutual agreement in writing of NCBE and VEA.

      (c) DISABILITY. This Contract of Employment shall terminate in the event of VEA's disability for a period of 270 days or more. "Disability" shall mean a physical illness or other disability which incapacitates VEA and prevents him from performing and fulfilling his duties pursuant to this Contract of Employment. This determination shall be made by NCBE, and shall be based upon an opinion of an independent qualified physician mutually acceptable to NCBE and VEA that such a disability exists.

      (d) BOARD OF DIRECTOR POSITIONS. This Contract of Employment shall terminate if after election to a position as Director or to the position as Chairman of the Board of Directors, VEA is not re-elected, is removed or resigns from either Board position for reasons other than the failure or inability of the Board of Directors to maintain directors liability insurance with coverage amounts and terms at least with coverage amounts and terms at least as much and as favorable as those maintained by entities comparable to NCBE.


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
      (e) DEATH. This Contract of Employment shall automatically terminate upon the death of VEA.

      (f) TERMINATION BY VEA FOR GOOD REASON. VEA may terminate this Contract of Employment at any time, upon the giving of written notice, immediately terminate this Contract of Employment and VEA's employment for Good Reason. For the purposes of this Contract of Employment, "Good Reason" means (i) VEA's election under this subparagraph to terminate this Contract of Employment within thirty [30] days after not being either re-elected or removed from either a Director or Chairman of the Board position for reasons other than Cause or because VEA resigns from either such position because of the failure or inability of the Board of Directors to maintain directors and/or officers liability insurance with coverage amounts and terms at least as much and as favorable as those maintained by entities comparable to NCBE; (ii) the occurrence of a Change in Control; (iii) any material breach of this Contract of Employment by NCBE which is not cured by the Company within ten days of receipt by NCBE of notice from VEA specifying the existence and nature of the breach; or
      (iv) any one of the following events occurs within six (6) months prior to or within two (2) years following a Change in Control:

           (1) Without VEA's express written consent, the assignment of VEA to any duties which, in VEA's reasonable judgment, are materially inconsistent with his positions, duties, responsibilities or status with NCBE immediately prior to the earlier of termination of employment or the Change in Control or a substantial reduction of his duties or responsibilities which, in VEA's reasonable opinion, does not represent a promotion from his position, duties or responsibilities immediately prior to the earlier of termination of employment or the Change in Control.

           (2) A reduction by NCBE in VEA's salary from the level of such salary immediately prior to the earlier of termination of employment or the Change in Control or NCBE's failure to increase (within twelve
           (12) months of VEA's last increase in base salary) VEA's base salary after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior officers of NCBE effected in the preceding twelve (12) months.

           (3) The failure by NCBE to continue in effect any incentive, bonus or other compensation plan in which VEA participates, including but not limited to NCBE's stock option plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), with which VEA has consented, has been made with respect to such plan in connection with the Change in Control, or the failure by NCBE to continue VEA's participation therein, or any action by NCBE which would directly or indirectly materially reduce VEA's participation therein.

           (4) The failure by NCBE to continue to provide VEA with benefits substantially similar to those enjoyed by VEA or to which VEA was entitled under any of NCBE's principal pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans in which VEA was participating immediately prior to the earlier of the termination of employment or the Change in Control, the taking of any action by NCBE which would directly or indirectly materially reduce any of such benefits or deprive VEA of any material fringe benefit enjoyed by VEA or to which VEA was entitled immediately prior to the earlier of the termination of employment or the Change in Control, or the failure by NCBE to provide VEA with the number of paid vacation and sick leave days to which VEA is entitled on the basis of years of service or position with NCBE in accordance with NCBE's normal vacation policy in effect on the date hereof.

           (5) NCBE's requiring VEA to be based anywhere other than the metropolitan area where NCBE office at which he was based immediately prior to the earlier of the termination of employment or the Change in Control was located, except for required travel on NCBE's business in accordance with NCBE's past management practices.

           (6) Any failure of NCBE to obtain the assumption of the obligation to perform this Agreement by any successor as contemplated in Paragraph 16.

           (7) Any failure by NCBE or its shareholders, as the case may be, to reappoint or reelect VEA to a corporate office held by him immediately prior to the earlier of the termination of employment or the Change in Control or his removal from any such office including any seat held at such time on NCBE's Board of Directors.

           (8) The effectiveness of a resignation, tendered at any time, either before or after a Change in Control and regardless of whether formally characterized as voluntary or otherwise, by VEA of any corporate


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
           office held by him immediately prior to the Change in Control or of any seat held at such time on NCBE's Board of Directors, at the the request of NCBE or at the request of the person obtaining control NCBE in such Change in Control.

           (9) Any purported termination of VEA's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Paragraph 12(h) (and, if applicable, Paragraph 12(a)); and for purposes of this Agreement, no such purported termination shall be effective.

           (10) Any request by NCBE that VEA participate in an unlawful act or take any action constituting a breach of VEA's professional standard of conduct.

           (11) Any breach by NCBE of any of the provisions of this Contract of Employment or any failure by NCBE to carry out any of its obligations hereunder. Notwithstanding anything in this Contract of Employment to the contrary, VEA's right to terminate VEA's employment pursuant to this Contract of Employment shall not be affected by VEA's incapacity due to physical or mental illness.

      (g) TERMINATION BY VEA WITHOUT GOOD REASON. VEA may terminate this Contract of Employment at any time for reasons other than Good Reason or for no reason by giving NCBE at least thirty [30] days prior written notice.


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

      (h) NOTICE OF TERMINATION. Any termination of VEA's employment by NCBE as contemplated in Paragraph 10(a) or by VEA as contemplated by Paragraph 10(f) shall be communicated by written "Notice of Termination" to the other party. Any such "Notice of Termination" shall indicate the specific provisions of this Contract of Employment relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

      (i) DEFINITION OF "CHANGE IN CONTROL." For the purposes of this Contract of Employment, "Change in Control" means:

           (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act as in effect from time to time) of twenty-five percent (25%) or more of either (i) the then outstanding shares of common stock of NCBE or (ii) the combined voting power of the then outstanding voting securities of NCBE entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute an acquisition of control: (i) any acquisition directly from NCBE (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by NCBE, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by NCBE or any corporation controlled by NCBE, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subparagaph (3) of Paragraph 12(i) are satisfied;

           (2) Individuals who, as of the date hereof, constitute the Board of Directors of NCBE (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of NCBE (the "Board"); provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by NCBE's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or


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
           (3) Approval by the shareholders of NCBE of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding NCBE common stock and outstanding NCBE voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding NCBE stock and outstanding NCBE voting securities, as the case may be, (ii) no Person (excluding NCBE, any employee benefit plan or related trust of NCBE or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the outstanding NCBE common stock or outstanding voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of NCBE resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

           (4) Approval by the shareholders of NCBE of (i) a complete liquidation or dissolution of NCBE or (ii) the sale or other disposition of all or substantially all of the assets of NCBE, other than to a corporation with respect to which following such sale or other disposition (a) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding NCBE common stock and outstanding NCBE voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding NCBE common stock and outstanding NCBE voting securities, as the case may be, (b) no Person (excluding NCBE and any employee benefit plan or related trust of NCBE or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the outstanding NCBE common stock or outstanding NCBE voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of NCBE.


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

      13.  SEVERANCE.

      (a) If this Contract of Employment and VEA's employment is terminated (i) by NCBE as otherwise permitted under the terms of this Contract of Employment for any reason other than those listed in Paragraphs 12(c) or
      (e), or (ii) by VEA for either of the Good Reasons listed in Paragraphs 12(f)(i) or (iii), then VEA shall be paid and receive severance as follows:

           (1) VEA shall receive a lump sum payment within five days after the termination of employment equal to the balance of his unpaid BASE SALARY and any payments not yet paid under Paragraph 4(a) for the remaining portion of the Initial Term (if the date of VEA's termination of employment occurs during the Initial Term) or Renewal Term (if the date of VEA's termination of employment occurs during a Renewal Term), but in no event will the period upon which the lump sum payment is calculated be less than one (1) year. Provided however, if the termination of employment occurs for the reasons described in Paragraph 12(a), then VEA's lump sum payment calculated in accordance with the first sentence of this subparagraph (1) shall be based upon a one (1) year period; and

           (2) The FRINGE BENEFITS provided in Paragraph 10 (other than Paragraph 10(c)) shall continue throughout the calculation period described in Paragraph 13(a), either in accordance with the terms of the benefit plan document to which those benefits are subject or, if the terms of any such plan would not otherwise provide the benefits in question in these circumstances or for the period specified, by NCBE on the same terms and conditions as provided for in the benefit plan document in question and without regard to such limiting provisions; and

           (3) The STOCK OPTIONS provided in this Contract of Employment (and any other options that VEA may then possess or to which VEA may then be entitled), if not vested, shall vest in VEA and become immediately exercisable.

      (b) If this Contract of Employment and VEA's employment is terminated after the occurrence of the events described in Paragraphs 12(f)(ii) or
      (iv), then VEA shall be paid and receive severance equal to (i) the benefits described in Paragraph 12(a), but calculating the lump sum payment described in Paragraph 12(a)(1) based upon a three [3] year period; plus (ii) a lump sum payment within five days after the termination of employment equal to the larger of VEA's PERFORMANCE BONUS for the year immediately preceding the event described in Paragraphs 12(f)(ii) or (iv) or the average of the PERFORMANCE BONUSES awarded VEA for the three (3) year period immediately preceding the event described in Paragraphs 12(f)(ii) or (iv). VEA agrees and understands that VEA is exclusively responsible for the payment of the tax, if any, described in
      Section 4999(a) of the Internal Revenue Code of 1986, as amended, on any portion of the payments described in this Paragraph 13(b).

      (c) If, prior to the occurrence of any of the events that constitute a Change in Control, a resolution specifically approving the occurrence shall not have been adopted by at least a majority of the Board, or in the event this Contract of Employment terminates for the reasons described in Paragraph 12(f)(iv) after the effective date of a Change in Control, in addition to the payments described in Paragraph 13(b), VEA shall receive cash payments in the amounts necessary to enable VEA to pay all taxes to which VEA may become subject as a result of (i) the receipt of the severance payments described in Paragraph 13(a)(1) or Paragraph 13(b) and
      (ii) the exercise of any stock option or sale of any stock acquired as the result of the exercise of any stock option described in this Contract of Employment or which may be granted under the terms of "THE 1999 STOCK OPTION AND INCENTIVE PLAN" of NCBE. These payments shall be made at least ten days prior to the earliest date such taxes (or estimated tax payments attributable to such taxes) are due.

      (d) VEA is not required to mitigate the amount of benefit payments to be made by NCBE pursuant to this Paragraph 13 by seeking other employment or otherwise, nor shall the amount of any benefit payments provided for in this Paragraph 13 be reduced by any compensation earned by VEA as a result of employment by another employer or which might have been earned by VEA had VEA sought such employment, after the date of termination of his employment with NCBE or otherwise.

      14. RESTRICTIVE COVENANT. As a further material inducement to NCBE to enter into this Contract of Employment, for the benefit of its subsidiaries, successors and assigns, and in consideration of the mutual promises contained in this Contract of Employment, in the event VEA's employment terminates as a result of a termination of this Contract of Employment for the reasons described in Paragraphs 12(a) or (g),VEA agrees as follows:

      (a) that for a period of one (1) year after any such termination, VEA will not conduct, directly or indirectly, any personal solicitation for banking or any related purpose any customer of NCBE or of any of its subsidiaries; and

      (b) that for a period of one (1) year after any such termination, VEA will not, directly or indirectly, in any capacity, including but not limited to as an employee, agent, consultant, officer, director, shareholder or investor, engage in or participate in any way in any business like or competitive to the business of NCBE or any of its subsidiaries in any of the counties in which the present subsidiaries or future acquisitions (including actual or potential acquisitions known or disclosed to VEA during his employment by NCBE) are located or in any county contiguous to a county in which the present subsidiaries or future acquisitions are located.

      It is understood and agreed that the consideration for this restrictive covenant is a portion of the cash compensation described hereinabove. VEA understands and agrees that NCBE; its subsidiaries, successors and assigns have a valid interest to protect with this restrictive covenant and agrees that the term and limitations of this restrictive covenant are reasonable. VEA hereby represents to NCBE that VEA's experience and capabilities are such that the provisions of this restrictive covenant will not prevent VEA from earning a livelihood.

      In the event of any breach or threatened breach of this provision by VEA, VEA agrees that NCBE may obtain specific performance or other equitable relief for such breach or threatened breach. Nothing herein contained shall be construed as prohibiting NCBE from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from VEA.

      15. WAIVER OF BREACH. The waiver by NCBE of a breach of any provision of this Contract of Employment by VEA shall not operate or be construed as a waiver of any subsequent breach by VEA.

      16. ASSIGNMENT. The rights and obligations of NCBE under this Contract of Employment shall inure to the benefit of and be binding upon the successors and assigns of NCBE and, in the event of the death of VEA, to the benefit of and be enforceable by VEA's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Contract of Employment to VEA's devisee, legatee or other designee or if there be no such designee, to his estate.

      17. ENTIRE AGREEMENT. This instrument contains the entire agreement of NCBE and VEA. It may not be changed orally but only by an agreement in writing signed by both of the parties hereto.

      18. GOVERNING LAW. This Contract of Employment is made and entered into in the State of Indiana, and shall in all respects be interpreted, enforced and governed under the laws of said state.

      19. SEVERABILITY. Each and every paragraph, term and/or provision of this Contract of Employment shall be considered severable, and if, for any reason, any paragraph, term, or provision hereof is determined to be invalid, contrary to, or in conflict with any existing or future law of the State of Indiana, the invalidity thereof shall not impair the operation or affect the remaining paragraphs, terms, or provisions of this Contract of Employment, and the latter shall continue in full force and effect.

      20. TAXES. Each of the parties has received advice regarding the tax implications of this Contract of Employment. Neither party has relied on the representations of the other party regarding tax treatment as dictated and created by the terms of this Contract of Employment with respect to the grants of stock and issuance of stock options provided in this Contract of Employment and, except as otherwise specifically provided for in this Contract of Employment, VEA will be responsible for any tax obligations arising from such grants and options.

      21. NOTICES. Any notice which may be required to be given hereunder by either party shall be in writing and either delivered personally to the other party, sent by United States certified mail or sent by a private delivery service which provides receipts of delivery to the last known legal address of the party to whom such notice is directed.

      22. COOPERATION. It is the intent of the parties to cooperate under this Contract of Employment to perform in a beneficial and reasonable manner. All provisions will be so interpreted. VEA and NCBE each agree to use their reasonably best efforts to discharge their obligations under this Agreement in a prompt fashion. Each party agrees that he or it will not unreasonably withhold or delay providing his or its consent whenever that consent is required under this Agreement; the parties agree that they will be deemed to have consented if they do not respond to a request for consent within ten days of receipt of notice requesting consent.

      23. COUNTERPARTS. This Agreement may be executed in one or more counterparts for the convenience of the parties, all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have caused the execution of this Contract of Employment the day and year first hereinabove set forth.


                   National City Bancshares, Inc.


                    By: /s/ Robert D. Vance
                        ------------------------------
                            Robert D. Vance, Chairman & Chief Executive Officer


                   By: /s/ Ronald G. Reherman
                       --------------------------------
                           Ronald G. Reherman, Director & Chairman of the Search Committee of the Board of Directors

                   By: /s/ Laurence R. Steenberg
                       --------------------------------
                           Laurence R. Steenberg, Director & Chairman of the Compensation Committee

                   "NCBE"



                   /s/ Michael T. Vea
                   ------------------------------------
                       Michael T. Vea

                   "VEA"